January 27, 2021	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FIRST QUARTER
OF FISCAL 2021 RESULTS

•Record quarterly net revenues of $2.22 billion, up 11% over the prior year’s fiscal first quarter and 7% over the preceding quarter
•Record quarterly net income of $312 million, or $2.23 per diluted share, and record adjusted quarterly net income of $314 million(1), or $2.24 per diluted share(1)
•Records for client assets under administration of $1.02 trillion, financial assets under management of $169.6 billion, and net loans at Raymond James Bank of $22.0 billion
•Record Private Client Group assets in fee-based accounts of $532.7 billion, increases of 20% over December 2019 and 12% over September 2020
•Private Client Group financial advisors of 8,233, a net increase of 173 over December 2019 and a net decrease of 6 compared to September 2020
•Record quarterly investment banking revenues of $261 million, driven by record M&A results
•Annualized return on equity for the quarter of 17.2% and annualized return on tangible common equity for the quarter of 19.0%(1)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.22 billion and net income of $312 million, or $2.23 per diluted share, for the fiscal first quarter ended December 31, 2020. Record quarterly net revenues grew 11% over the year-ago period and 7% over the preceding quarter, primarily driven by higher asset management and related administrative fees, investment banking revenues, and brokerage revenues.

Record quarterly net income grew 16% compared to the prior year’s fiscal first quarter primarily driven by the aforementioned higher revenues and a lower effective tax rate, which more than offset the negative impact of lower short-term interest rates on net interest income and RJBDP fees. Compared to the preceding quarter, net income increased 49% largely due to higher net revenues, combined with a lower provision for credit losses on bank loans and the reduction in workforce(2) expenses in the prior quarter. The effective tax rate of 21.8% in the quarter benefited from non-taxable gains in the corporate-owned life insurance portfolio.

“With strength across our businesses, we achieved record results this quarter including record revenues and pre-tax income in the Capital Markets and Asset Management segments, reinforcing the value of having diverse and complementary businesses,” said Chairman and CEO Paul Reilly. “Reflecting our focus on long-term growth and our commitment to deploying excess capital, we closed the acquisition of NWPS, a retirement plans solutions provider, at the end of the quarter, and announced the pending acquisition of Financo, a consumer-focused M&A advisory firm. Both of these firms represent great cultural and strategic fits, and we are excited about welcoming the teams to our Raymond James family.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•Quarterly net revenues of $1.47 billion, up 4% over the prior year’s fiscal first quarter and 5% over the preceding quarter
•Quarterly pre-tax income of $140 million, down 8% compared to the prior year’s fiscal first quarter and up 12% over the preceding quarter
•Record Private Client Group assets under administration of $974.2 billion, up 14% over December 2019 and 10% over September 2020
•Record Private Client Group assets in fee-based accounts of $532.7 billion, up 20% over December 2019 and 12% over September 2020
•Private Client Group financial advisors of 8,233, a net increase of 173 over December 2019 and a net decrease of 6 compared to September 2020
•Record clients’ domestic cash sweep balances of $61.6 billion, up 56% over December 2019 and 11% over September 2020

Quarterly net revenues grew 4% over the prior-year period and 5% over the preceding quarter, predominantly driven by higher asset management and related administrative fees, reflecting higher assets in fee-based accounts. While higher revenues helped pre-tax income increase 12% over the preceding quarter, pre-tax income decreased 8% compared to the prior-year quarter largely due to the negative impact of lower short-term interest rates.

“Our client-centric culture, multiple affiliation options, and robust support and solutions offerings continue to resonate with existing and prospective advisors, although the recruiting environment has become increasingly competitive, particularly in the employee affiliation option,” said Reilly. “However, we remain optimistic about the high level of interest from prospective advisors across all of our affiliation options.”

Capital Markets

•Record quarterly net revenues of $452 million, up 69% over the prior year’s fiscal first quarter and 10% over the preceding quarter
•Record quarterly pre-tax income of $129 million, up 345% over the prior year’s fiscal first quarter and 22% over the preceding quarter
•Record quarterly investment banking revenues of $255 million, up 96% over the prior year’s fiscal first quarter and 22% over the preceding quarter
•Record quarterly brokerage revenues of $173 million, up 50% over the prior year’s fiscal first quarter and 8% over the preceding quarter

Record investment banking revenues were driven by record M&A revenues, along with continued strength in debt and equity underwriting. Fixed income brokerage revenues increased 62% over the prior-year period and 5% over the preceding quarter.

“The Capital Markets segment generated another quarter of record results due to robust investment banking and brokerage activity,” said Reilly. “While there is still a significant amount of economic uncertainty due to the ongoing COVID-19 pandemic, the investment banking pipeline is strong and we expect fixed income brokerage results to remain elevated given current interest rates and economic conditions.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Record quarterly net revenues of $195 million, up 6% over both the prior year’s fiscal first quarter and the preceding quarter
•Record quarterly pre-tax income of $83 million, up 14% over the prior year’s fiscal first quarter and 6% over the preceding quarter
•Record financial assets under management of $169.6 billion, up 12% over December 2019 and 11% over September 2020

Record quarterly results were primarily attributable to growth of financial assets under management, as equity market appreciation and net inflows into fee-based accounts in the Private Client Group more than offset modest net outflows for Carillon Tower Advisers.

Raymond James Bank

•Quarterly net revenues of $167 million, down 23% compared to the prior year’s fiscal first quarter and up 4% over the preceding quarter
•Quarterly pre-tax income of $71 million, down 47% compared to the prior year’s fiscal first quarter and up 115% over the preceding quarter
•Record net loans of $22.0 billion, up 3% over December 2019 and 4% over September 2020
•Available-for-sale securities portfolio ended the quarter at $8.0 billion, up $4.8 billion over December 2019 and $350 million over September 2020
•Net interest margin (NIM) of 2.02% for the quarter, down 121 basis points compared to the prior year’s fiscal first quarter and 7 basis points compared to the preceding quarter

Quarterly net revenues declined 23% compared to the prior year’s fiscal first quarter primarily due to the impact of lower short-term interest rates. Sequentially, quarterly net revenues grew 4%, largely driven by higher asset balances. The Bank’s NIM declined 7 basis points during the quarter to 2.02%, largely due to asset mix given the growth of agency-backed securities. Nonperforming assets remained low at 0.09% of total assets, and there were no charge-offs during the quarter. While criticized loans declined during the quarter, the bank loan provision for credit losses of $14 million was largely attributable to the macroeconomic inputs in the CECL model, which assume a greater decline in commercial real estate values and resulted in higher allowances for the commercial real estate portfolio. The bank loan allowance for credit losses as a percent of total loans ended the quarter at 1.71%.

Other

The Other segment included $24 million of valuation gains on private equity investments during the quarter, of which $10 million were attributable to noncontrolling interests and were offset in Other expenses.

In December, the Board of Directors increased the quarterly dividend 5% to $0.39 per share and authorized share repurchases of up to $750 million, which replaced the previous authorization. In the fiscal first quarter, the firm repurchased approximately 108,000 shares for $10 million, an average price of approximately $92.80 per share, leaving $740 million available under the authorization as of January 26, 2021. At the end of the quarter, the total capital ratio was 24.6% and the tier 1 leverage ratio was 12.9%, both well above the regulatory requirements.

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place tomorrow morning, Thursday, January 28, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 877-306-7075 (conference code: 21990176). An audio replay of the call will be available at the same location until March 31, 2021.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,200 financial advisors. Total client assets are $1.02 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal First Quarter of 2021	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Net revenues	$2,222	$2,009	$2,079	11%	7%
Pre-tax income	$399	$359	$256	11%	56%
Net income	$312	$268	$209	16%	49%

Earnings per common share: (3)
Basic	$2.27	$1.93	$1.53	18%	48%
Diluted	$2.23	$1.89	$1.50	18%	49%

Non-GAAP measures: (1)
Adjusted pre-tax income	$401	NA	$309	12%	30%
Adjusted net income	$314	NA	$249	17%	26%
Adjusted earnings per common share - basic (3)	$2.29	NA	$1.82	19%	26%
Adjusted earnings per common share - diluted (3)	$2.24	NA	$1.78	19%	26%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Revenues:
Asset management and related administrative fees	$1,067	$955	$1,006	12%	6%
Brokerage revenues:
Securities commissions	381	363	352	5%	8%
Principal transactions	147	97	143	52%	3%
Total brokerage revenues	528	460	495	15%	7%
Account and service fees	145	178	140	(19)%	4%
Investment banking	261	141	222	85%	18%
Interest income	203	297	201	(32)%	1%
Other (4)	56	29	57	93%	(2)%
Total revenues	2,260	2,060	2,121	10%	7%
Interest expense	(38)	(51)	(42)	(25)%	(10)%
Net revenues	2,222	2,009	2,079	11%	7%
Non-interest expenses:
Compensation, commissions and benefits	1,500	1,351	1,415	11%	6%
Non-compensation expenses:
Communications and information processing	99	94	100	5%	(1)%
Occupancy and equipment	57	57	57	—	—
Business development	23	44	28	(48)%	(18)%
Investment sub-advisory fees	28	26	26	8%	8%
Professional fees	30	21	23	43%	30%
Bank loan provision/(benefit) for credit losses (5)	14	(2)	45	NM	(69)%
Acquisition and disposition-related expenses (6)	2	—	7	NM	(71)%
Reduction in workforce expenses (2)	—	—	46	—	(100)%
Other (4)	70	59	76	19%	(8)%
Total non-compensation expenses	323	299	408	8%	(21)%
Total non-interest expenses	1,823	1,650	1,823	10%	—
Pre-tax income	399	359	256	11%	56%
Provision for income taxes	87	91	47	(4)%	85%
Net income	$312	$268	$209	16%	49%

Earnings per common share – basic (3)	$2.27	$1.93	$1.53	18%	48%
Earnings per common share – diluted (3)	$2.23	$1.89	$1.50	18%	49%
Weighted-average common shares outstanding – basic	136.8	138.3	136.9	(1)%	—
Weighted-average common and common equivalent shares outstanding – diluted	139.7	141.5	139.6	(1)%	—
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal First Quarter of 2021	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	December 31, 2020		December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Total assets	$53,657		$40,154	$47,482	34%	13%
Total equity attributable to Raymond James Financial, Inc.	$7,363		$6,842	$7,114	8%	4%
Book value per share (7)	$53.59		$49.26	$52.08	9%	3%
Tangible book value per share (1) (7)	$47.93		$45.10	$47.94	6%	—

Capital ratios:
Tier 1 capital	23.4%	(8)	24.8%	24.2%
Total capital	24.6%	(8)	25.7%	25.4%
Tier 1 leverage	12.9%	(8)	15.8%	14.2%

	Three months ended
	December 31, 2020	December 31, 2019	September 30, 2020
Return on equity (9)	17.2%	16.0%	11.9%
Adjusted return on equity (1) (9)	17.3%	NA	14.1%
Return on tangible common equity (1) (9)	19.0%	17.5%	12.9%
Adjusted return on tangible common equity (1) (9)	19.1%	NA	15.3%
Pre-tax margin (10)	18.0%	17.9%	12.3%
Adjusted pre-tax margin (1) (10)	18.0%	NA	14.9%
Total compensation ratio (11)	67.5%	67.2%	68.1%
Effective tax rate	21.8%	25.3%	18.4%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Client assets under administration	$1,024.8	$896.0	$930.1	14%	10%
Private Client Group assets under administration	$974.2	$855.2	$883.3	14%	10%
Private Client Group assets in fee-based accounts	$532.7	$444.2	$475.3	20%	12%
Financial assets under management	$169.6	$151.7	$153.1	12%	11%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Raymond James Bank Deposit Program (“RJBDP”): (12)
Raymond James Bank	$26,697	$21,891	$25,599	22%	4%
Third-party banks	26,142	15,061	25,998	74%	1%
Subtotal RJBDP	52,839	36,952	51,597	43%	2%
Client Interest Program	8,769	2,528	3,999	247%	119%
Total clients’ domestic cash sweep balances	$61,608	$39,480	$55,596	56%	11%

	Three months ended
	December 31, 2020	December 31, 2019	September 30, 2020
Average yield on RJBDP - third-party banks (13)	0.31%	1.64%	0.33%

Private Client Group financial advisors	As of			% change from
	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Employees	3,387	3,331	3,404	2%	—
Independent contractors	4,846	4,729	4,835	2%	—
Total advisors	8,233	8,060	8,239	2%	—
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal First Quarter of 2021	(Unaudited)

Net Interest

The following table presents our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

	Three months ended
	December 31, 2020			December 31, 2019			September 30, 2020
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,712	$4	0.25%	$3,855	$17	1.72%	$5,633	$4	0.27%
Assets segregated pursuant to regulations	5,816	3	0.21%	2,331	11	1.89%	3,614	3	0.33%
Available-for-sale securities	7,478	23	1.21%	3,089	18	2.30%	6,024	23	1.52%
Brokerage client receivables	2,082	18	3.48%	2,438	27	4.48%	2,059	18	3.47%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans (14)	7,535	51	2.63%	8,061	86	4.16%	7,404	49	2.57%
Commercial real estate (“CRE”) loans (14)	2,582	17	2.59%	2,538	27	4.14%	2,578	16	2.46%
Real estate investment trust loans (14)	1,235	8	2.43%	1,323	13	3.88%	1,294	8	2.33%
Tax-exempt loans (15)	1,237	8	3.35%	1,225	8	3.36%	1,274	8	3.35%
Residential mortgage loans	5,001	35	2.77%	4,641	37	3.19%	5,026	36	2.87%
Securities-based loans and other	4,286	25	2.29%	3,337	34	3.97%	3,852	23	2.38%
Loans held for sale	141	1	2.94%	161	1	4.06%	105	1	3.44%
Total bank loans, net	22,017	145	2.62%	21,286	206	3.85%	21,533	141	2.63%
All other interest-earning assets	2,288	10	2.00%	2,534	18	2.82%	2,167	12	2.29%
Total interest-earning assets	$45,393	$203	1.78%	$35,533	$297	3.33%	$41,030	$201	1.95%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$26,637	$1	0.02%	$21,649	$12	0.21%	$24,936	$1	0.02%
Certificates of deposit	952	5	1.93%	782	4	2.19%	1,047	5	1.96%
Brokerage client payables	7,324	1	0.06%	3,197	3	0.47%	4,931	2	0.17%
Other borrowings	866	5	2.19%	893	5	2.15%	889	5	2.22%
Senior notes payable	2,045	24	4.70%	1,550	18	4.69%	2,045	24	4.71%
All other interest-bearing liabilities	574	2	1.14%	1,135	9	2.17%	547	5	2.17%
Total interest-bearing liabilities	$38,398	$38	0.39%	$29,206	$51	0.66%	$34,395	$42	0.47%
Net interest income		$165			$246			$159

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2021	(Unaudited)

	Three months ended			% change from
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Net revenues:
Private Client Group	$1,467	$1,414	$1,394	4%	5%
Capital Markets	452	268	410	69%	10%
Asset Management	195	184	184	6%	6%
Raymond James Bank	167	216	161	(23)%	4%
Other (4) (16)	4	(8)	(10)	NM	NM
Intersegment eliminations	(63)	(65)	(60)	NM	NM
Total net revenues	$2,222	$2,009	$2,079	11%	7%

Pre-tax income/(loss):
Private Client Group	$140	$153	$125	(8)%	12%
Capital Markets (6)	129	29	106	345%	22%
Asset Management	83	73	78	14%	6%
Raymond James Bank	71	135	33	(47)%	115%
Other (2) (4) (6) (16)	(24)	(31)	(86)	23%	72%
Pre-tax income	$399	$359	$256	11%	56%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2021	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Revenues:
Asset management and related administrative fees	$885	$782	$832	13%	6%
Brokerage revenues:
Mutual and other fund products	148	144	129	3%	15%
Insurance and annuity products	98	101	109	(3)%	(10)%
Equities, ETFs and fixed income products	107	102	95	5%	13%
Total brokerage revenues	353	347	333	2%	6%
Account and service fees:
Mutual fund and annuity service fees	94	90	88	4%	7%
RJBDP fees: (12)
Third-party banks	21	58	21	(64)%	—
Raymond James Bank	43	47	42	(9)%	2%
Client account and other fees	32	29	33	10%	(3)%
Total account and service fees	190	224	184	(15)%	3%
Investment banking	6	11	12	(45)%	(50)%
Interest income	30	49	30	(39)%	—
All other	5	9	7	(44)%	(29)%
Total revenues	1,469	1,422	1,398	3%	5%
Interest expense	(2)	(8)	(4)	(75)%	(50)%
Net revenues	1,467	1,414	1,394	4%	5%
Non-interest expenses:
Financial advisor compensation and benefits	931	857	873	9%	7%
Administrative compensation and benefits	249	247	244	1%	2%
Total compensation, commissions and benefits	1,180	1,104	1,117	7%	6%
Non-compensation expenses	147	157	152	(6)%	(3)%
Total non-interest expenses	1,327	1,261	1,269	5%	5%
Pre-tax income	$140	$153	$125	(8)%	12%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2021	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Revenues:
Brokerage revenues:
Fixed income	$131	$81	$125	62%	5%
Equity	42	34	35	24%	20%
Total brokerage revenues	173	115	160	50%	8%
Investment banking:
Merger & acquisition and advisory	149	60	98	148%	52%
Equity underwriting	60	39	68	54%	(12)%
Debt underwriting	46	31	43	48%	7%
Total investment banking	255	130	209	96%	22%
Interest income	3	8	3	(63)%	—
Tax credit fund revenues	16	18	33	(11)%	(52)%
All other	7	3	7	133%	—
Total revenues	454	274	412	66%	10%
Interest expense	(2)	(6)	(2)	(67)%	—
Net revenues	452	268	410	69%	10%
Non-interest expenses:
Compensation, commissions and benefits	252	166	229	52%	10%
Non-compensation expenses (6)	71	73	75	(3)%	(5)%
Total non-interest expenses	323	239	304	35%	6%
Pre-tax income	$129	$29	$106	345%	22%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2021	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Revenues:
Asset management and related administrative fees:
Managed programs	$129	$125	$123	3%	5%
Administration and other	59	51	55	16%	7%
Total asset management and related administrative fees	188	176	178	7%	6%
Account and service fees	4	5	4	(20)%	—
All other	3	3	2	—	50%
Net revenues	195	184	184	6%	6%
Non-interest expenses:
Compensation, commissions and benefits	45	45	43	—	5%
Non-compensation expenses	67	66	63	2%	6%
Total non-interest expenses	112	111	106	1%	6%
Pre-tax income	$83	$73	$78	14%	6%

Raymond James Bank

	Three months ended			% change from
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Revenues:
Interest income	$168	$231	$165	(27)%	2%
Interest expense	(11)	(21)	(11)	(48)%	—
Net interest income	157	210	154	(25)%	2%
All other	10	6	7	67%	43%
Net revenues	167	216	161	(23)%	4%
Non-interest expenses:
Compensation and benefits	12	12	13	—	(8)%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (5)	14	(2)	45	NM	(69)%
RJBDP fees to Private Client Group (12)	43	47	42	(9)%	2%
All other	27	24	28	13%	(4)%
Total non-compensation expenses	84	69	115	22%	(27)%
Total non-interest expenses	96	81	128	19%	(25)%
Pre-tax income	$71	$135	$33	(47)%	115%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal First Quarter of 2021	(Unaudited)

Other

	Three months ended			% change from
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Revenues:
Interest income	$3	$12	$3	(75)%	—
Gains/(losses) on private equity investments (4)	24	(2)	12	NM	100%
All other	1	2	—	(50)%	NM
Total revenues	28	12	15	133%	87%
Interest expense	(24)	(20)	(25)	20%	(4)%
Net revenues	4	(8)	(10)	NM	NM
Non-interest expenses:
Compensation and all other (4)	26	23	30	13%	(13)%
Reduction in workforce expenses (2)	—	—	46	—	(100)%
Acquisition-related expenses (6)	2	—	—	NM	NM
Total non-interest expenses	28	23	76	22%	(63)%
Pre-tax loss	$(24)	$(31)	$(86)	23%	72%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Fiscal First Quarter of 2021	(Unaudited)

The following metrics are attributable to our banking subsidiary Raymond James Bank, N.A. which is a component of our Raymond James Bank segment.

	As of				% change from
$ in millions	December 31, 2020		December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Total assets	$31,580		$26,469	$30,610	19%	3%
Total equity	$2,364		$2,300	$2,315	3%	2%
Bank loans, net	$21,957		$21,296	$21,195	3%	4%
Bank loan allowance for credit losses (5)	$378		$216	$354	75%	7%
Bank loan allowance for credit losses as a % of loans held for investment (5)	1.71%		1.01%	1.65%
Total nonperforming assets	$28		$41	$32	(32)%	(13)%
Nonperforming assets as a % of total assets	0.09%		0.16%	0.10%
Total criticized loans	$899		$349	$933	158%	(4)%
Criticized loans as a % of loans held for investment	4.06%		1.64%	4.35%

Capital ratios:
Tier 1 capital	13.1%	(8)	13.3%	13.0%
Total capital	14.4%	(8)	14.5%	14.3%
Tier 1 leverage	7.5%	(8)	8.8%	7.7%

	Three months ended				% change from
$ in millions	December 31, 2020		December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020
Bank loan provision/(benefit) for credit losses (5)	$14		$(2)	$45	NM	(69)%

Net charge-offs:
Charge-offs related to loan sales	$—		$—	$26	—	(100)%
All other	—		—	—	—	—
Total net charge-offs	$—		$—	$26	—	(100)%

Net interest margin (net yield on interest-earning assets)	2.02%		3.23%	2.09%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures for those periods which include non-GAAP adjustments.

	Three months ended
$ in millions, except per share amounts	December 31, 2020	September 30, 2020
Net income	$312	$209
Non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	2	7
Reduction in workforce expenses (2)	—	46
Pre-tax impact of non-GAAP adjustments	2	53
Tax effect of non-GAAP adjustments	—	(13)
Total non-GAAP adjustments, net of tax	2	40
Adjusted net income	$314	$249

Pre-tax income	$399	$256
Pre-tax impact of non-GAAP adjustments (as detailed above)	2	53
Adjusted pre-tax income	$401	$309

Pre-tax margin (10)	18.0%	12.3%
Non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	—	0.4%
Reduction in workforce expenses (2)	—	2.2%
Total non-GAAP adjustments, net of tax	—	2.6%
Adjusted pre-tax margin (10)	18.0%	14.9%

Earnings per common share: (3)
Basic	$2.27	$1.53
Non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	0.02	0.05
Reduction in workforce expenses (2)	—	0.34
Tax effect of non-GAAP adjustments	—	(0.10)
Total non-GAAP adjustments, net of tax	0.02	0.29
Adjusted basic	$2.29	$1.82

Diluted	$2.23	$1.50
Non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	0.01	0.05
Reduction in workforce expenses (2)	—	0.33
Tax effect of non-GAAP adjustments	—	(0.10)
Total non-GAAP adjustments, net of tax	0.01	0.28
Adjusted diluted	$2.24	$1.78

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal First Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	December 31, 2020	December 31, 2019	September 30, 2020
Total equity attributable to Raymond James Financial, Inc.	$7,363	$6,842	$7,114
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	834	609	600
Deferred tax liabilities, net	(56)	(31)	(34)
Tangible common equity attributable to Raymond James Financial, Inc.	$6,585	$6,264	$6,548
Common shares outstanding	137.4	138.9	136.6
Book value per share (7)	$53.59	$49.26	$52.08
Tangible book value per share (7)	$47.93	$45.10	$47.94

Return on equity	Three months ended
$ in millions	December 31, 2020	December 31, 2019	September 30, 2020
Average equity (17)	$7,239	$6,712	$7,040
Impact on average equity of non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	1	NA	4
Reduction in workforce expenses (2)	—	NA	23
Tax effect of non-GAAP adjustments	—	NA	(7)
Adjusted average equity (17)	$7,240	NA	$7,060

Average equity (17)	$7,239	$6,712	$7,040
Less:
Average goodwill and identifiable intangible assets, net	717	610	601
Average deferred tax liabilities, net	(45)	(30)	(33)
Average tangible common equity (17)	$6,567	$6,132	$6,472
Impact on average equity of non-GAAP adjustments:
Acquisition and disposition-related expenses (6)	1	NA	4
Reduction in workforce expenses (2)	—	NA	23
Tax effect of non-GAAP adjustments	—	NA	(7)
Adjusted average tangible common equity (17)	$6,568	NA	$6,492

Return on equity (9)	17.2%	16.0%	11.9%
Adjusted return on equity (9)	17.3%	NA	14.1%
Return on tangible common equity (9)	19.0%	17.5%	12.9%
Adjusted return on tangible common equity (9)	19.1%	NA	15.3%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal First Quarter of 2021

Footnotes

1.These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments to earnings for the three months ended December 31, 2019; therefore, percent changes for earnings-related non-GAAP financial measures are calculated based on non-GAAP results for the three months ended December 30, 2020 as compared to GAAP results for the three months ended December 31, 2019.

2.Reduction in workforce expenses for the three months ended September 30, 2020 were associated with position eliminations in response to the economic environment. These expenses were included in our Other segment and primarily consisted of severance and related payroll expenses, as well as expenses related to company-paid benefits.

3.Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

4.Other revenues included $24 million and $12 million of private equity valuation gains for the three months ended December 31, 2020 and September 30, 2020, respectively, which were included in our Other segment. Of these gains, $10 million and $3 million for the three months ended December 31, 2020 and September 30, 2020, respectively, were attributable to noncontrolling interests and were offset in Other expenses.

5.The allowance for credit losses as of December 31, 2020 was determined under the current expected credit loss (“CECL”) model as a result of our October 1, 2020 adoption of new accounting guidance related to the measurement of credit losses on financial instruments. The impact of adoption on October 1, 2020 resulted in an increase in our allowance for credit losses, including reserves for unfunded lending commitments, of approximately $45 million (primarily $25 million related to loans to financial advisors in the Private Client Group and approximately $10 million related to Bank loans outstanding) and a corresponding reduction in retained earnings of approximately $35 million, net of tax. The Bank loan provision for credit losses of $14 million for the fiscal first quarter of 2021 was determined under the CECL model and represented the provision for credit losses post the CECL adoption date through December 31, 2020.

6.The three months ended December 31, 2020 included expenses in our Other segment associated with our acquisition of NWPS Holdings, Inc. and its wholly-owned subsidiaries, which was announced and completed in December 2020, as well as our announced acquisition of Financo. The three months ended September 30, 2020 included a $7 million loss in our Capital Markets segment related to the sale of our interests in certain entities that operated predominantly in France, which closed during our fiscal first quarter of 2021.

7.Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

8.Estimated.

9.Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

10.Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

11.Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

12.We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

13.Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

14.As a result of our adoption of CECL, we have redefined certain of our loan portfolio segments to align with the new methodology applied in determining the allowance for credit losses, including the combination of the CRE and CRE construction loan portfolios and the separation of loans to real estate investment trusts into a separate portfolio segment (previously included in CRE loans and C&I loans). Prior period loan portfolio segments have been revised to conform to the current presentation.

15.The average yield is presented on a tax-equivalent basis for each respective period.

16.The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

17.Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.